UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-159809	75-2007383
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia	30339 (Zip Code)
(Address of principal executive offices)

(770) 852-9000 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

HD Supply, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on April 16, 2010 which reported the departure of Mark Jamieson as our Senior Vice President and Chief Financial Officer. At the time of such report, the terms of Mr. Jamieson’s separation agreement with the Company had not been agreed upon.

On May 10, 2010, the Company and Mr. Jamieson entered into a Separation Agreement & Release of Claims (the “Separation Agreement”) setting forth the terms of Mr. Jamieson’s separation arrangement in exchange for non-competition, non-solicitation, non-disparagement, confidentiality and cooperation covenants in favor of the Company, as well as Mr. Jamieson’s general release of claims against the Company. Mr. Jamieson has the right to terminate the Separation Agreement within seven days of May 10, 2010. Pursuant to the Separation Agreement, we agreed to the following terms:

•

As consideration for the release of claims described below (and other covenants and promises of Mr. Jamieson), Mr. Jamieson will receive a bonus/management incentive plan payout for fiscal year 2010 in the amount of $393,750, currently scheduled to be paid on a to-be-determined date in April 2011 (the “Anticipated Bonus Payout Date”). Mr. Jamieson would not have otherwise been entitled to receive such compensation because, absent the Separation Agreement, he would have been required to be employed by the Company on the Anticipated Bonus Payout Date to receive such compensation.

•

As consideration for Mr. Jamieson’s agreement to certain restrictive covenants contained in the Separation Agreement and subject to his compliance with such covenants, Mr. Jamieson is entitled to receive base salary continuation payments at the rate of $525,000 per year for the period from April 14, 2010 through April 14, 2012, paid in accordance with the Company’s normal payroll cycle.

•

Mr. Jamieson forfeited all rights to his unvested stock options, but retained his ownership rights to 50,000 shares of Company stock previously purchased by Mr. Jamieson under the HDS Investment Holding, Inc. Stock Incentive Plan.

•	Mr. Jamieson was given the option to purchase his Company car for $36,900, with such option expiring on May 17, 2010.

•	In lieu of providing outplacement services, the Company agreed to pay Mr. Jamieson a net payment (after the deduction of applicable tax withholdings) of $16,000.

•	Mr. Jamieson agreed to release the Company from all claims arising on or before the effective date of the Separation Agreement (May 10, 2010).

•

Mr. Jamieson agreed to hold in confidence all confidential information of the Company for a period of 3 years and will not disclose any trade secrets of the Company for the longer of (a) the period during which information remains a trade secret and (b) 3 years.

•

Mr. Jamieson is subject to 3-year non-compete and non-solicitation provisions (relating to both customers and employees), with respect to the geographic areas, services, competitors and employees specified in the Separation Agreement.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Amendment to Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 10.1	Separation Agreement & Release of Claims, dated May 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HD Supply, Inc.

By:	/S/ RICARDO NUNEZ
Name:	Ricardo Nunez
Title:	Senior Vice President, Corporate Secretary and General Counsel

Date: May 14, 2010

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